UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2016

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2016, Open Text Corporation (the “Company”) entered into an underwriting agreement by and among the Company and Barclays Capital Inc., Citigroup Global Markets Canada Inc. and RBC Dominion Securities Inc. as Representatives of the several underwriters listed in Schedule I thereto, relating to the offering by the Company of 9,250,000 common shares pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-195479). The Company granted the underwriters a 30-day option to purchase up to an additional 1,387,500 common shares to cover over-allotments, if any.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of December 13, 2016, by and among Open Text Corporation and Barclays Capital Inc., Citigroup Global Markets Canada Inc. and RBC Dominion Securities Inc. as Representatives of the several Underwriters listed in Schedule I thereto.

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 19, 2016	By:	/s/ JOHN M. DOOLITTLE
John M. Doolittle
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 13, 2016, by and among Open Text Corporation and Barclays Capital Inc., Citigroup Global Markets Canada Inc. and RBC Dominion Securities Inc. as Representatives of the several Underwriters listed in Schedule I thereto.

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto).